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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                          ---------------------------

                                   FORM 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 6, 1998


                              Getty Images, Inc.
                       --------------------------------
            (Exact name of Registrant as specified in its charter)



  Delaware                         0-28586                          98-0177556
---------------                ----------------            -------------------
(State or other                   (Commission                 (I.R.S. Employer
jurisdiction of                  File Number)              Identification No.)
incorporation)


     122 South Michigan Avenue
     Suite 900
     Chicago, Illinois                                        60606
----------------------------------------                   -------------------
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:           (312) 644-7880
                                                           -------------------


                                     None
------------------------------------------------------------------------------
        (Former name or former address, if changed since last report.)




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                                       2


ITEM 5.  OTHER EVENTS.

          On February 6, 1998, Getty Communications plc ("Getty Communications"), predecessor to Getty Images, Inc. ("Getty Images"), issued a press release announcing the financial results of Getty Communications for the year ended December 31, 1997. The press release also announced that Getty Investments LLC had agreed to invest an additional $28 million in the company. A copy of the release is attached hereto as Exhibit 99.1.

          Also on February 6, 1998, Getty Communications issued a press release announcing that it had entered into an agreement to acquire all of the capital stock of Allsport Photographic plc ("Allsport"), a sports photographic agency. A copy of the press release is attached hereto as
Exhibit 99.1.

          On February 10, 1998, Getty Images issued a press release announcing that Getty Communcations and PhotoDisc, Inc. ("PhotoDisc") had completed the previously announced merger between the two parties on February 9, 1998. Pursuant to the merger, Getty Communications formed Getty Images as the new U.S. holding company for Getty Communications and PhotoDisc.
Ordinary shares of Getty Communications (including ordinary shares underlying Getty Communications American Depositary Shares ("ADSs")) were converted into approximately 19.2 million shares of Getty Images common stock. In accordance with the previously announced terms for the transaction, one share of Getty Images common stock was issued for every two ordinary shares of Getty Communications (one share of Getty Images common stock for each Getty Communications ADS). Approximately 8.0 million shares of Getty Images common stock were also issued to the former PhotoDisc stockholders in the merger.
In addition, approximately $39 million was paid to the former stockholders and optionholders of PhotoDisc.

          As a result of the merger, Getty Images has become the successor to Getty Communications. Trading in Getty Communications ADSs on the Nasdaq National Market (NASDAQ: GETTY) has been terminated and trading has commenced in shares of Getty Images common stock on the Nasdaq National Market (NASDAQ:
GETY). Registration of the Getty Communications ordinary shares and ADS, under the Securities Exchange Act of 1934, as amended, will be terminated.

          The February 10 press release also announced the completion of the previously announced acquisition of Allsport and the $28 million investment in Getty Images by Getty Investments. A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits.

               99.1  Press Releases dated February 6, 1998

               99.2  Press Release dated February 10, 1998



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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                       GETTY IMAGES, INC.


                                       By: /s/ Lawrence Gould
                                          ---------------------------------
                                          Name: Lawrence Gould


Dated: February 11, 1998




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                                 EXHIBIT INDEX

Exhibit
  No.          Description
-------        -----------

   99.1        Press Releases dated February 6, 1998

   99.2        Press Release dated February 10, 1998